Exhibit 99.2

Derma Sciences, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements
for the Nine Months Ended September 30, 2007 and Year Ended December 31, 2006

Basis of Presentation

        The accompanying Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 and Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007 and the year ended December 31, 2006, are based on the audited and unaudited historical financial statements of Derma Sciences, Inc. (the “Company”) and F.A. Products, L.P. (“FAP”). The acquisition of substantially all of the assets of FAP by the Company consummated on November 8, 2007 will be accounted for using the purchase method of accounting as of and from that date. The Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 was prepared assuming the FAP acquisition was completed on September 30, 2007. The Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2007 was prepared assuming the FAP acquisition was completed on January 1, 2007. The Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 was prepared assuming the FAP acquisition was completed on January 1, 2006.

        The Unaudited Pro Forma financial statements are presented for informational purposes only. The Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations do not purport to represent what the Company’s actual financial position or results of operations would have been had the acquisition of FAP occurred as of such dates, or to project the Company’s financial position or results of operations for any subsequent period or date, nor does it give effect to any matters other than those described in the notes hereto. In addition, the allocation of the purchase price by the Company to the assets and liabilities of FAP it acquired is preliminary. The final allocation which will be made on the basis of the estimated fair values of such assets and liabilities as of November 8, 2007 may differ from the amounts reflected herein. The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations should be read in conjunction with the Company’s historical financial statements contained in its Annual Report on Form 10-KSB for the year ended December 31, 2006 and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 previously filed with the Securities and Exchange Commission and the historical audited and unaudited financial statements of FAP contained herein.

DERMA SCIENCES, INC.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
September 30, 2007

ASSETS	Derma Sciences	FAP	Seller Excludables (1)	Transaction Funding (2)	Allocation of Purchase Price (3)	Total Pro Forma Adjustments	Consolidated Pro Forma

Current Assets
Cash	$674,871	$1,000	$(1,000)	$(674,871)	-	$(675,871)	-
Accounts receivable, net	2,111,042	2,158,000	-	-	-	-	$4,269,042
Inventories	6,386,112	4,025,000	-	-	-	-	10,411,112
Prepaids and other current assets	311,495	158,000	(158,000)	-	-	(158,000)	311,495

Total current assets	9,483,520	6,342,000	(159,000)	(674,871)	-	(833,871)	14,991,649
Equipment and improvements	4,742,648	681,000	(681,000)	-	$300,000	(381,000)	5,042,648
Goodwill	2,441,542	-	-	-	6,254,000	6,254,000	8,695,542
Other intangible assets, net	2,787,577	-	-	-	3,000,000	3,000,000	5,787,577
Investment in FAP	-	-	-	13,000,000	(13,000,000)	-	-
Other assets, net	322,056	132,000	(132,000)	1,410,000	(920,000)	358,000	812,056

Total assets	$19,777,343	$7,155,000	$(972,000)	$13,735,129	$(4,366,000)	$8,397,129	$35,329,472

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Line of credit borrowings	$11,607	-	-	$2,195,135	-	$2,195,135	$2,206,742
Current maturities LTD	86,616	-	-	1,200,000	-	1,200,000	1,286,616
Accounts payable	1,305,545	1,817,000	-	-	-	-	3,122,545
Accrued expenses and other current liabilities	1,179,786	588,000	(588,000)	-	-	(588,000)	1,179,786
Deferred Revenue	-	345,000	(345,000)	-	-	(345,000)	-

Total current liabilities	2,583,554	2,750,000	(933,000)	3,395,135	-	2,462,135	7,795,689
Long term debt, less current portion	615,001	-	-	4,800,000	-	4,800,000	5,415,001
Other long term liabilities	448,995	-	-	-	-	-	448,995

Total liabilities	3,647,550	2,750,000	(933,000)	8,195,135	-	7,262,135	13,659,685

Preferred stock	22,804	-	-	-	-	-	22,804
Common stock	252,583	-	-	85,714	-	85,714	338,297
FAP parent investment	-	4,405,000	(4,405,000)	-	-	(4,405,000)	-
Net assets contributed by Seller	-	-	4,366,000	-	(4,366,000)	-	-
APIC	27,671,491	-	-	5,454,280	-	5,454,280	33,125,771
Acc. Other comprehensive income	1,838,858	-	-	-	-	-	1,838,858
Accumulated deficit	(13,655,943)	-	-	-	-	-	(13,655,943)

Total shareholders' equity	16,129,793	4,405,000	(39,000)	5,539,994	(4,366,000)	1,134,994	21,669,787

Total liabilities and shareholders' equity	$19,777,343	$7,155,000	$(972,000)	$13,735,129	$(4,366,000)	$8,397,129	$35,329,472

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DERMA SCIENCES, INC.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Nine Months Ended September 30, 2007

	Derma Sciences	FAP	Pro Forma Adjustments		Consolidated Pro Forma

Net sales	$23,483,457	$12,342,000	-		$35,825,457
Cost of sales	15,299,228	11,651,000	-		26,950,228

Gross Profit	8,184,229	691,000	-		8,875,229

Operating expenses	8,042,109	1,528,000	$450,000	(4)	10,020,109
Interest expense, net	143,387	-	750,000	(5)	893,387
Other expense, net	42,230	47,000	250,000	(6)	339,230

Total expenses	8,227,726	1,575,000	1,450,000		11,252,726

Loss before provision for taxes	(43,497)	(884,000)	(1,450,000)		(2,377,497)
Provision for taxes	195,165	-	-		195,165

Net loss	$(238,662)	$(884,000)	$(1,450,000)		$(2,572,662)

Loss per share - basic and fully diluted	$(0.01)	-	-		$(0.08)

Shares used in computing loss per
common share - basic and fully diluted	25,254,465	-	-		33,825,885

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DERMA SCIENCES, INC.

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
Year Ended December 31, 2006

	Derma Sciences	FAP	Pro Forma Adjustments		Consolidated Pro Forma

Net sales	$27,887,391	$19,191,000	-		$47,078,391
Cost of sales	18,235,003	16,252,000	-		34,487,003

Gross Profit	9,652,388	2,939,000	-		12,591,388

Operating expenses	8,339,227	2,376,000	$600,000	(4)	11,315,227
Goodwill impairment loss	200,000	-	-		200,000
Interest expense, net	374,079	-	920,000	(5)	1,294,079
Other (income)/expense, net	(47,998)	-	250,000	(6)	202,002

Total expenses	8,865,308	2,376,000	1,770,000		13,011,308

Income (loss) before provision for taxes	787,080	563,000	(1,770,000)		(419,920)
Provision for taxes	118,341	-	-		118,341

Net income (loss)	$668,739	$563,000	$(1,770,000)		$(538,261)

Income (loss) per share - basic and fully	$0.03	-	-		$(0.02)
diluted

Shares used in computing income (loss) per common share - basic	20,591,085	-	-		29,162,505

Shares used in computing income (loss) per common share - fully diluted	24,409,760	-	-		29,162,505

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

DERMA SCIENCES, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Preliminary Allocation of Purchase Price

        On November 8, 2007, the Company acquired certain assets and assumed the trade payables of the F.A. Products, L.P. (“FAP”) for $13,000,000 cash and a $500,000 potential earn out bonus. The cash purchase price consisted of $10,250,000 paid to FAP, $2,000,000 deposited in a supply agreement escrow account and $750,000 deposited in an indemnification escrow account. The supply agreement escrow funds are payable to FAP quarterly, in the amount of $500,000 plus interest at 6% from the closing date, upon achievement of certain agreed-upon third party supplier product cost and delivery performance objectives. The indemnification escrow funds are being held for one year from the date of closing against any intervening adjustments to the purchase price. If certain agreed-upon third party supplier product cost and delivery performance objectives are met during the twelve month post closing period, the Company will pay to FAP an additional $500,000 classified as an addition to the purchase price. The Company anticipates capitalized transaction and deferred financing costs totaling $1,410,000 and direct expenses of $450,000 ($200,000 recorded as interest expense) related to the purchase.

        In connection with the purchase, the Company raised $5,539,994 (net of $460,000 in commission and other offering expenses) from the private sale to two institutional investors of 8,571,420 shares of the Company’s common stock at the price of $0.70 per share, together with 2,142,855 five-year warrants to purchase one share of common stock at the price of $0.77. Further, the Company entered into a new five-year credit and security agreement (the “Agreement”) comprised of an $8,000,000 revolver and a $6,000,000 term loan. The Company applied the entirety of the $6,000,000 term loan and $2,200,000 of the revolver in satisfaction of the Company’s obligations under the purchase agreement, payment of its obligations to its former lender and payment of transaction, credit facility and equity syndication closing costs.

        The acquisition will be accounted for under the purchase method. A preliminary allocation of the purchase price assuming the acquisition had been consummated as of September 30, 2007 is outlined below:

Purchase Price:

Cash paid	$10,250,000
Cash held in escrow	2,750,000
Transaction costs	920,000

Total	$13,920,000

Allocation of Purchase Price:

Trade receivables	$2,158,000
Inventory	4,025,000
Equipment	300,000
Identifiable intangibles	3,000,000
Goodwill	6,254,000
Accounts payable	(1,817,000)

Total	$13,920,000

        The Company is currently assessing the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed. With the exception of inventory, it is expected that the current assets and liabilities assumed will approximate their historical carrying values as of the date of the acquisition. A valuation study is presently being conducted to establish the fair market value as of November 8, 2007 of the inventory, equipment and the identifiable intangibles acquired.

2.	Explanation of Pro Forma Adjustments

(1)	To exclude FAP assets, liabilities and equity included in the FAP balance sheet at September 30, 2007 that have been retained by the former owners and are not included in the assets acquired and liabilities assumed by the Company.

(2)	To record the acquisition of FAP as of September 30, 2007 by the Company in accordance with the financial terms outlined in footnote 1 above.

(3)	To preliminarily allocate the purchase price to the assets acquired and liabilities assumed at their estimate fair market values as of September 30, 2007 and the excess to goodwill.

(4)	To adjust operating expense based on the amortization of estimated amortizable intangibles acquired over an estimated life of five years.

(5)	To adjust interest expense based on actual indebtedness incurred together with the amortization of estimated deferred financing costs associated with the acquisition and a one-time $200,000 line of credit termination fee.

(6)	To adjust other expense for estimated relocation and stay-bonus costs associated with the acquisition.

3.	Cost of Sales Reduction Initiative

        As of the acquisition date, FAP was in the process of transferring the manufacture of certain of its products to lower cost offshore third party suppliers and closing its U.S. manufacturing operation. The Company will pursue this initiative and expects thereby to generate significant product cost savings.